Exhibit 99.5

Jai Bhagat

May 1, 2006

Board of Directors

U.S. Wireless Online, Inc.

500 W. Jefferson St., Suite 2350

Louisville, KY 40202

Re: Letter of Resignation

Dear Members of the Board

Upon the advice of my counsel, I hereby notify the Board of Directors of U.S. Wireless Online, Inc. of my resignation as Director of the company, effective immediately.

I am prepared to help in anyway that I can with the company.

Sincerely,

/s/ Jai Bhagat

Jai Bhagat

PS: Attached is a copy of my resignation as Chairman sent to you on September 6, 2005.

Attachment

_____________________________________________________________________________

From:

“Jai Bhagat” <jaibhagat@air2lan.com>

To:

“Bill Hays” <bhays@air2lan.com>

Sent:

Monday, May 01, 2006 4:34 PM

Subject:

FW: Board Issue

-----Original Message-----

From: Jai Bhagat

Sent: Wednesday, August 31, 2005 4:26 PM

To: ‘Rick Hughes’; ghogan@hogandev.com; David Latham; Don Perlyn; Jack DUlworth; MJS-Jamie; MJS-Michael; Richard Williamson II; ‘Rick Hughes’; Timothy J. Pisula; town4356@insightbb.com; Jamie Busic (E-mail)

Subject: Board Issue

I am sorry I was not able to join the board yesterday due to telecom issues as a result of the hurricane. Please be advised that I am resigning as Executive Chairman of US Wireless Online, Inc. effective September 6, 2005. I have accepted a similar position with another company but will continue to be actively involved and serve on the board of USWO. I had planned to advise you of this development on the call yesterday.

I would like to thank you for your help and support.